UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 21, 2019

Dear Shareholders:

Please read this letter which covers the following topics about the Vertical Capital Income Fund:

•	Our Board of Trustees urges you to vote with the enclosed WHITE CARD in favor of the proposals that will be addressed at our upcoming annual meeting on August 30, 2019. Call toll-free 833-782-7194 for assistance with voting.
•	An activist fund named Bulldog Investors may contact you about its plan to solicit proxies to vote against the Board recommendations in an effort to force our Board to liquidate the Fund. Bulldog has made an unsupported assertion that liquidation could result in shareholders receiving at or near net asset value (“NAV”)--our Board came to a very different conclusion when the Board considered alternatives for the Fund in early 2019, including liquidation. Our Board believes there is no guarantee that you would receive at or near net asset value if the Fund were forced to liquidate.
•	Fund shareholders have already considered liquidation, and voted in favor of converting the Fund from an “interval fund” to facilitate listing the Fund’s shares on the New York Stock Exchange.

Our Board has called an annual meeting of shareholders to be held on August 30, 2019 to allow shareholders to vote upon proposals to approve a new investment advisory agreement with Oakline Advisors, LLC and re-elect Mr. Robert Boulware as a trustee. Mr. Boulware currently serves as our Lead Independent Trustee.

Since the Fund called its annual meeting of shareholders, Bulldog Investors accumulated a position in the Fund and announced a plan to solicit proxies to vote against our proposed investment advisory agreement and withhold votes from our trustee nominee. In its brief proxy statement, Bulldog states that it wishes to “send a message” to the Fund that the Fund should liquidate in order to distribute proceeds allowing shareholders an opportunity to realize a price at or close to net asset value. Our Board believes that Bulldog’s position regarding liquidation is incorrect.

As the Fund disclosed in its proxy statement dated January 22, 2019, the Fund’s Board, including the Fund’s independent Trustees, considered three options with respect to the Fund: liquidating, merging with another fund, or listing the Fund’s shares on the New York Stock Exchange.

As part of its fiduciary duty to act in the best interests of shareholders, the Board considered a liquidation. However, our Board also considered that liquidation would deprive all shareholders, including those who do not want to sell their shares, of the option to continue their investment in the Fund. Our Board also considered the costs of liquidation. If the Fund were to liquidate, the Board would consider various strategies to attempt to maximize liquidation proceeds for shareholders. With the advice of its advisor and a third-party consultant, our Board concluded that the Fund’s portfolio of loans could not be sold in liquidation without incurring a discount, due to various factors unique to a liquidation, including the size of the Fund’s portfolio. In addition, our Board considered that other Fund closure expenses would amount to approximately 0.25% of the Fund’s net asset value. Our Board also considered that the discount and other liquidation costs would be borne by all shareholders, not just those seeking liquidity. Our Board concluded liquidation was not the optimal approach to providing increased liquidity to shareholders.

As a result, our Board recommended facilitating listing our shares on the NYSE, and shareholders holding 89% of the shares participating in the special meeting voted in favor of continuing the Fund as an exchange-traded fund listed on the NYSE. Although the Fund now trades on the NYSE at market price, the Fund continues to calculate its net asset value.

The Fund determines net asset value in a manner consistent with Generally Accepted Accounting Principles (i.e. U.S. GAAP), which is the accounting standard adopted by the U.S. Securities and Exchange Commission. Specifically, the Fund determines fair value of its assets under the guidance provided by Financial Accounting Standards Board Statement of Financial Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). As a general principle, the fair value of a security is the amount that the Fund might reasonably expect to realize upon its current sale. In accordance with ASC 820, fair value is defined as the price that the Fund would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. ASC 820 establishes a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In determining fair value the Fund considers various factors, which may include: (i) the type of security; (ii) the cost at date of purchase; (iii) the size and nature of the Fund’s holdings; (iv) the discount from market value of unrestricted securities of the same class at the time of purchase and subsequent thereto; (v) information as to any transactions or offers with respect to the security; (vi) the nature and duration of restrictions on disposition of the security and the existence of any registration rights; (vii) how the yield of the security compares to similar securities of similar or equal creditworthiness; (viii) the level of recent trades of similar or comparable securities; (ix) the liquidity characteristics of the security; and (x) current market conditions.

Based on its proxy statement, Bulldog acquired its entire position in the Fund after the vote to approve the Fund’s conversion to an exchange-traded fund at our March 29, 2019 special meeting of shareholders and after the Fund’s shares began trading on the NYSE. Bulldog is not a long-term shareholder; instead, Bulldog appears to be attempting to profit from the current spread between the Fund’s trading prices and our NAV.

The Fund has only been listed since May 29, 2019, a period of less than three months. Our Board believes that three months is too short a period to determine the trading value of the Fund’s shares, and continues to believe that the exchange listing will provide enhanced liquidity for shareholders, will allow our portfolio managers to fully invest the Fund’s assets without reserving cash for repurchases, and will reduce operating expenses.

Representatives of the Fund have met with Bulldog to hear its position and determine if it has any information that could bear upon our Board’s determination to continue the Fund as an exchange-traded fund listed on the NYSE. Our Board has determined that Bulldog has not provided any information that adds to our Board’s review of the Fund’s status.

We encourage you to vote with the long-term shareholders of the Fund and vote the WHITE card in favor of our proposed investment advisory agreement with Oakline Advisors, LLC and our proposed trustee nominee. Our supplemental proxy statement for the annual meeting is attached to this letter for your review and careful consideration.

We would like to hear from you. If you have any questions or need any assistance in voting, please contact Alliance Advisors LLC, our proxy advisory firm, at 833-782-7194.

Sincerely,

Robert J. Chapman

Chairman of the Board

BACKGROUND TO THE SOLICITATION

The Board of Trustees (the “Board”) of Vertical Capital Income Fund (the “Fund”) has called an annual meeting of shareholders (the “Annual Meeting”) to be held on August 30, 2019 at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, at 10:00 a.m., Eastern Time, to allow shareholders to vote upon proposals to approve a new investment advisory agreement with Oakline Advisors, LLC (Proposal 1) and re-elect Mr. Robert Boulware as a Trustee (Proposal 2). Mr. Boulware currently serves as the Fund’s Lead Independent Trustee.

On June 21, 2019, the Fund filed with the Securities and Exchange Commission (the “SEC”) the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”), which includes important information about the two proposals to be voted on at the Annual Meeting. The Fund subsequently furnished the Proxy Statement, including the Fund’s WHITE proxy card, to shareholders on or around June 27, 2019.

On each of July 8, 2019, July 9, 2019 and July 16, 2019, the Fund filed with the SEC soliciting materials regarding outreach by the Fund and its proxy advisors to the Fund’s shareholders in an effort to solicit proxies to vote in favor of the Fund’s proposals at the Annual Meeting

In late July 2019, an activist fund named Bulldog Investors, LLC (“Bulldog”) made an initial contact with the Fund to discuss the Fund’s status.

On July 29, 2019, nearly 40 days after the Fund filed the Proxy Statement, Bulldog filed a Schedule 13D with the SEC reporting its ownership of more than 5% of the outstanding shares of beneficial interest of the Fund. On that same date, Bulldog filed a Preliminary Proxy Statement with the SEC in connection with its intention to solicit proxies from the Fund’s shareholders to vote against the Fund’s proposed investment advisory agreement and withhold votes from Mr. Robert Boulware, who has been nominated by the Fund for re-election as a Trustee.

On each of August 6, 2019 and August 7, 2019, the Fund filed with the SEC soliciting materials furnished to shareholders by the Fund’s proxy advisor, Alliance Advisors, soliciting votes for the Annual Meeting.

On August 7, 2019, Mr. Robert Boulware, a current Fund Trustee and the Fund’s Trustee nominee at the Annual Meeting, spoke to Mr. Phillip Goldstein of Bulldog to discuss the Fund’s current trading price and to provide Mr. Goldstein an opportunity to provide information that would assist the Board in its deliberations and evaluation of the Fund’s status.

On August 8, 2019, Bulldog filed a Definitive Proxy Statement with the SEC in connection with its proxy solicitation. Based on its Definitive Proxy Statement, Bulldog acquired its entire position in the

Fund after the vote to approve the Fund’s conversion to an exchange-traded fund at the Fund’s March 29, 2019 special meeting of shareholders and after the Fund’s shares began trading on the New York Stock Exchange (NYSE).

The Fund is providing this Supplement to the Proxy Statement to its shareholders in light of Bulldog’s solicitation of proxies to vote against the Fund’s proposed investment advisory agreement and withhold votes from Mr. Boulware, who the Fund has nominated for re-election as a Trustee. You are encouraged to carefully review this Supplement together with the Proxy Statement as each document contains important information about the Fund and the proposals to be voted upon at the Annual Meeting.

IMPORTANT VOTING INFORMATION FOR SHAREHOLDERS

The Board solicits proxies so that each Fund shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. The Fund has furnished to shareholders a WHITE proxy card for voting their shares at the Annual Meeting. The shares represented by each valid proxy received prior to the Annual Meeting will be voted at the Annual Meeting as specified. If no specification is made, the shares represented by a duly executed and submitted proxy will be voted “FOR” the new investment advisory agreement (Proposal 1) and “FOR” the re-election of Mr. Boulware as a Trustee (Proposal 2), and at the discretion of the holders of the proxy on any other matter that may come before the Annual Meeting that the Fund did not have notice of a reasonable time prior to the mailing of the Proxy Statement. You may revoke your proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date, (ii) submitting a written notice to the President of the Fund revoking the proxy, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, by itself, will not constitute a revocation of your proxy. You are strongly encouraged to promptly complete, sign, date and return the WHITE proxy card you received from the Fund.

Record Date; Quorum; Voting Requirements

As of June 20, 2019, the record date of the Annual Meeting (the “Record Date”), there were 10,380,002.924 shares of beneficial interest of the Fund issued and outstanding. All shareholders of record of the Fund on the Record Date are entitled to vote at the Annual Meeting on any proposal. Each shareholder is entitled to one vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Annual Meeting. There are no dissenters' rights of appraisal in connection with any shareholder vote to be taken at the Annual Meeting.

Approval of Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund. All shares of the Fund will vote without distinction as to class. As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Annual Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less. For Proposal 1, the presence at the Annual Meeting of holders of a majority of the outstanding shares of the Fund entitled to vote at the Annual Meeting (in person or by proxy) constitutes a quorum.

Approval of Proposal 2 requires the affirmative vote of a plurality of all votes cast at the Annual Meeting. Under this plurality system, Trustee positions are filled by nominees who receive the largest number of votes, with no majority approval requirement, until all vacancies are filled. For Proposal 2, the holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Fund (including broker non-votes and abstentions) entitled to vote at the Annual Meeting (in person or by proxy) constitutes a quorum.

Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the Annual Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal (otherwise referred to as a “non-routine” matter). Under the applicable rules of NYSE, Proposal 1 is considered a “non-routine” proposal for which brokers, banks and other nominees do not have discretionary voting authority. We expect that Proposal 2 will also be classified as a “non-routine” proposal if Bulldog mails a Definitive

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Proxy Statement to the Fund’s shareholders soliciting “withhold” votes against the Fund’s Trustee nominee.

If both proposals are classified as non-routine, broker non-votes, if any, will not count towards determining the presence of a quorum at the Annual Meeting, and will have the same effect as a vote “AGAINST” Proposal 1 and will have no effect on Proposal 2.

Abstentions, shares represented by a properly executed proxy card that is returned without voting instructions and proxies marked “withhold” for the re-election of Mr. Boulware as a Trustee will be counted for purposes of determining the presence of a quorum. Abstentions will have the same effect as a vote “AGAINST” Proposal 1 and proxies marked “withhold” for the re-election of Mr. Boulware as a Trustee will not be considered to have been voted for Mr. Boulware.

Failure of a quorum of less than the holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Fund will necessitate an adjournment of the Annual Meeting and will subject us to additional expense. If (a) a quorum is not present at the Annual Meeting, or (b) a quorum is present but sufficient votes in favor of a proposal have not been obtained, then the Annual Meeting may be adjourned from time to time by the vote of a majority of the shares present in person or by proxy at the Annual Meeting, whether or not a quorum is present, to permit further solicitation of proxies. The persons named as proxies may also adjourn the Annual Meeting for any other reason in their discretion.

Any adjourned meeting may be held, within a reasonable time after the date set for the original Annual Meeting, without the necessity of further notice unless a new record date of the adjourned Annual Meeting is fixed. The persons named as proxies will vote those proxies that such persons are required to vote FOR the proposal, as well as proxies for which no vote has been directed, in favor of such an adjournment and will vote those proxies required to be voted AGAINST such proposal and against such adjournment. The persons named as proxies will not vote for or against the proposal that such persons are required to vote as ABSTAIN, but will vote in favor of such an adjournment. In determining whether to vote for adjournment, the persons named as proxies shall consider all relevant factors, including the nature of the proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation, in determining that an adjournment and additional solicitation is reasonable and in the interests of shareholders. At any adjourned Annual Meeting, the Fund may transact any business which might have been transacted at the original Annual Meeting. The Fund encourages, but does not require, Trustees to attend the annual Meeting.

The Board, including the Independent Trustees of the Board, unanimously recommend that you vote “FOR” approval of the new investment advisory agreement (Proposal 1) and “FOR” the re-election of Mr. Boulware to the Board. In order to vote as recommended by the Board, please vote by promptly completing, signing, dating and returning the WHITE proxy card or vote your shares over the Internet or by telephone by following the instructions provided on the WHITE proxy card. Please do not return or vote any proxy card you may receive from Bulldog.

You may receive a different proxy statement (along with a proxy card that is green or any color other than white) from Bulldog seeking votes against the investment advisory agreement and “withhold” votes against Mr. Boulware, who has been nominated by the Fund for re-election as a Trustee. Please discard any proxy card that you receive from Bulldog. The Board strongly urges you not to sign or return any proxy card sent to you by Bulldog because doing so will cancel out any previously-submitted votes on the Fund’s WHITE proxy card. The Fund is not responsible for the accuracy of any information provided by or related to Bulldog contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Bulldog or any other statements that Bulldog or its representatives have made or may otherwise make.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the SEC, the Fund, the Fund’s Trustees, executive officers and Portfolio Manager, the Chief Operating Officer of the Fund’s investment adviser, and the Chief Strategy Officer of the parent company of the Fund’s investment adviser may be deemed to be participants in the solicitation of proxies from the Fund’s shareholders in connection with the Annual Meeting. Certain information about these participants, including their direct and indirect interests, by security holdings or

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otherwise, in the matters to be acted upon at the Annual Meeting is contained in Appendix A to this Supplement.

SOLICITATION OF PROXIES; COST OF SOLICITATION

The Board is making this solicitation of proxies. The Fund has engaged Alliance Advisors and Broadridge Financial Services, Inc. (“Broadridge”), each a proxy solicitation firm, for advisory services in connection with this solicitation and to assist the Fund in the solicitation of proxies. Proxies may be solicited through the mail, press releases and other public statements, electronic communications, telephone, fax and in-person meetings. The other participants named in this Supplement may assist in the solicitation of proxies for which they will not receive any special compensation.

Alliance Advisors and Broadridge will each receive customary compensation for work done, the aggregate of which is currently anticipated not to exceed approximately $60,000 for Alliance Advisors and $70,000 for Broadridge, plus reimbursement for their reasonable out-of-pocket expenses. The Fund has also agreed to indemnify Alliance Advisors and Broadridge against liabilities and expenses arising out of their services to the Fund in connection with the solicitation of proxies, except where any such liabilities arise out of any gross negligence or willful misconduct by Alliance Advisors or Broadridge, as the case may be. It is anticipated that Alliance Advisors and Broadridge will employ approximately 25 and 50 persons, respectively, to solicit shareholders of the Fund for the Annual Meeting.

The Fund plans to solicit proxies from individuals, banks, brokers, dealers, bank nominees, trust companies and other nominees and institutional holders. The Fund will request banks, brokers, and other custodial nominees and fiduciaries to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and the Fund will reimburse them for their expenses in doing so.

The cost of preparing, assembling, printing and mailing the Proxy Statement, this Supplement and any related and additional materials and the cost of soliciting proxies will be borne by the Fund. As a result of Bulldog’s activities, the Fund will incur additional significant expenses in connection with the solicitation of proxies. The Fund estimates that the fees and expenses incurred in connection with this solicitation could total up to $250,000 or more. The Fund estimates its expenses to date to total approximately $100,000.

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Appendix A

Additional Information About the Participants in this Solicitation

Under applicable SEC rules and regulations, the Fund’s Trustees, executive officers and Portfolio Manager, the Chief Operating Officer of the Fund’s investment adviser, and the Chief Strategy Officer of the parent company of the Fund’s investment adviser are “participants” with respect to the Fund’s solicitation of proxies in connection with the Meeting (collectively, the “Participants” and each, a “Participant”). The following sets forth certain information about the persons who are Participants and their “associates” (as such term is defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

Participants

Trustees

The names of the Trustees who are Participants are as follows: Robert J. Chapman, T. Neil Bathon, Mark J. Schlafly and Robert J. Boulware (Trustee nominee). The principal occupation or employment of the Trustees is set forth under “Additional Information About the Trustees and Officers” in the Proxy Statement. The business address of each Trustee is 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Executive Officers

Set forth below is a list of the names and titles of the executive officers of the Fund who are Participants. The principal occupation of each executive officer is set forth under “Additional Information About the Trustees and Officers” in the Proxy Statement. The business address of each executive officer is 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Name	Officer Title
Michael D. Cohen	President
Lisa Ross	Treasurer
Stanton P. Eigenbrodt	Secretary
Emile R. Molineaux	Chief Compliance Officer and Anti-Money Laundering Officer

Portfolio Manager

The Fund’s Portfolio Manager, David F. Aisner, is a Participant. Mr. Aisner’s principal occupation is serving as the Executive Vice President and Co-Portfolio Manager of Oakline Advisors, LLC, an investment adviser which also serves as the Fund’s investment adviser. The principal business address of each of Mr. Aisner and Oakline Advisors, LLC is 14675 Dallas Parkway, Suite 600, Dallas, TX 75254.

Other Participants

M. Jason Mattox, whose principal occupation is serving as the Chief Operating Officer of Stratera Holdings, LLC, is a Participant. Mr. Mattox also serves as Chief Operating Officer of Oakline Advisors, LLC. The principal business address of each of Mr. Mattox and Stratera Holdings, LLC is 14675 Dallas Parkway, Suite 600, Dallas, TX 75254.

Robert F. (Frank) Muller, Jr., whose principal occupation is serving as the Chief Executive Officer and President of Provasi Capital Partners LP, a FINRA registered broker-dealer and subsidiary of Stratera Holdings, LLC, is a Participant. Mr. Muller also serves as the Chief Strategy Officer of Stratera Holdings, LLC. The principal business address of each of Mr. Muller and Provasi Capital Partners LP is 14675 Dallas Parkway, Suite 600, Dallas, TX 75254.

Stratera Holdings, LLC is a privately-owned investment sponsor and the controlling owner of Oakline Advisors, LLC, the Fund’s investment adviser.

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Information Regarding Ownership of the Fund’s Shares By Participants and Associates

In addition to the information set forth below, information regarding the shares of beneficial interest of the Fund held by the Participants and their associates is set forth under “Security Ownership of Management and Certain Beneficial Owners” in the Proxy Statement.

M. Jason Mattox is the owner of 1,110 shares of beneficial interest of the Fund.

Oakline Advisor, LLC (“Oakline”), an associate of each of Messrs. Chapman, Aisner, Mattox, Muller and Eigenbrodt, is the owner of 3.223 shares of beneficial interest of the Fund. Oakline is the investment adviser of the Fund. Information about Oakline’s arrangement with the Fund can be found in the Proxy Statement under “Proposal 1: Approval of A New Advisory Agreement between Oakline Advisors, LLC and The Fund.” Messrs. Chapman and Aisner are each an Executive Vice President and Co-Portfolio Manager of Oakline, and Mr. Eigenbrodt is an Executive Vice President of the Adviser.

Information Regarding Transactions in the Fund’s Shares by Participants and Associates

The following table sets forth information regarding all transactions deemed to be purchases and sales of the Fund’s shares of beneficial interests during the past two years by the Participants and their associates. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
Oakline Advisors, LLC(1)(2)	January 24, 2018	1.014 Class C Shares	12.33
Oakline Advisors, LLC(1)(2)	January 24, 2018	1.014 Class I Shares	12.33
Oakline Advisors, LLC(1)(2)	January 24, 2018	1.014 Class L Shares	12.33
M. Jason Mattox(3)	June 24, 2019	1,110 Shares	9.01
Michael D. Cohen(4)	June 25, 2019	2,771 Shares	9.10
1.	Oakline is an associate of Messrs. Chapman, Aisner, Mattox, Muller and Eigenbrodt and is also the investment adviser of the Fund.
2.	This information is derived from a Form 4 and Form 5 filed by Oakline with the SEC on June 10, 2019. The Form 4 and Form 5 also report the conversion of several classes of beneficial interests previously held by Oakline into the current shares of beneficial interest of the Fund. The conversions occurred in connection with the Fund’s conversion from an interval fund to an exchange-traded fund effective March 8, 2019.
3.	This information is derived from a Form 4 filed by Mr. Mattox with the SEC on June 25, 2019.
4.	Held through his spouse’s trust. Mr. Cohen is deemed to be an indirect beneficial owner of these shares. This information is derived from a Form 4 filed by Mr. Cohen with the SEC on June 26, 2019.

Other Information Concerning Participants and Associates

Except as set forth in the Proxy Statement, this Supplement or in the Appendix hereto, none of the persons named in this Supplement as being Participants in this proxy solicitation, or any associate of any of the Participants (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Fund or any parent or subsidiary of the Fund, (ii) owns any securities of the Fund, or any parent or subsidiary of the Fund, of record but not beneficially, (iii) has purchased or sold any securities of the Fund within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Fund, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Fund within the past year, (vi) has been indebted to the Fund or any of its subsidiaries since the beginning of the Fund’s last fiscal year, (vii) has any arrangement or understanding with respect to future employment by the Fund or any of its affiliates or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party, or (viii) has engaged in or had, or is deemed to have, a direct or indirect interest in any transaction, or series of similar transactions, within the Fund’s last fiscal year and the interim period to the date hereof, or in any currently proposed transaction, or series of similar transactions, to which the Fund or any of its affiliates was or is to be a party, in which the amount involved exceeds $120,000.

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Other than the nomination of Mr. Boulware for re-election as a Trustee and the approval of the investment management agreement with Oakline at the Annual Meeting, none of the Participants have any substantial interests in the proxy solicitation.

In addition, except as set forth in the Proxy Statement, the Supplement or in the Appendix hereto, (i) none of the corporations or organizations in which any Participant has conducted his or her principal occupation or employment was a parent, subsidiary or other affiliate of the Fund, (ii) none of the Participants holds any position or office with the Fund or has any family relationship with any executive officer or director of the Fund or each other, and (iii) there are no material proceedings to which any Participant is a party adverse to the Fund or any of its subsidiaries, or in which any Participant has a material interest adverse to the Fund or any of its subsidiaries.

During the past ten years, except as set forth in the Proxy Statement, this Supplement or in the Appendix hereto:

(a)       No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of, any Participant, or any partnership in which any Participant was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

(b)       No Participant has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations, similar misdemeanors and other minor offenses).

(c)       No Participant has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

(i)      Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)      Engaging in any type of business practice; or

(iii)      Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(d)       No Participant has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity.

(e)       No Participant has been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

(f)        No Participant has been found by a court of competent jurisdiction in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

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(g)       No Participant has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding (other than any settlement of a civil proceeding among private litigants), not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any Federal or State securities or commodities law or regulation;
(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(h)       No Participant has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In the instances where the Proxy Statement or this Supplement, including the Appendix attached hereto, does not directly address a disclosure that is required of the Participants under Schedule 14A, no matters requiring disclosure exist.

A-4

IMPORTANT: HOW TO PROVIDE A PROXY TO US

Your vote is important. No matter how many shares of the Fund you own, please provide a proxy to vote in favor of the Fund’s investment advisory agreement and the Fund’s nominee for re-election as a Trustee, Mr. Boulware, by completing, signing, dating and submitting the WHITE proxy card or voting your shares over the Internet or by telephone by following the instructions on the WHITE proxy card.

If any of your Fund shares are held in the name of a bank, broker or other nominee, only that entity can vote your Fund shares and only upon receipt of your specific instructions. Accordingly, if you received a voting instruction card from your bank, broker or other nominee (a WHITE form), you should immediately complete, sign, date and return the voting instruction card to that entity. If you have not received a voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a voting instruction card. We urge you to confirm to us in writing any voting instructions provided to a bank, broker or other nominee, by calling or sending a faxed copy of the executed voting instruction card to Alliance Advisors at the toll-free telephone number or fax number provided below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have already provided the Fund with a properly executed proxy, you may revoke the proxy provided to the Fund by properly executing and submitting to us a later dated WHITE proxy card (or, if you hold your shares through a bank, broker or other nominee, you can revoke a proxy provided to the Fund by sending a later dated WHITE voting instruction card to that entity)

If you have any questions, require any assistance in voting your Fund shares, need any additional copies of our proxy materials, or have any other questions, please call Alliance Advisors, our proxy advisor, at the toll-free telephone number included below.

Alliance Advisors

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Toll-free number: 833-782-7194
Fax: (973) 338-1430

Additional Information about the Annual Meeting and Where to Find It

In connection with the Annual Meeting, the Fund has filed on June 21, 2019, with the SEC and furnished to the Fund’s shareholders on or around June 27, 2019 a Definitive Proxy Statement and WHITE proxy card pertaining to the Annual Meeting. Shareholders of the Fund are urged to read the Definitive Proxy Statement and other relevant documents that have been or may be filed with the SEC carefully and in their entirety because they contain important information about the Annual Meeting. Shareholders of the Fund may obtain the Definitive Proxy Statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Participants in the Solicitation

The Fund’s Trustees, executive officers and Portfolio Manager and certain persons associated with the Fund’s investment adviser and its parent company may be deemed “participants” in the solicitation of proxies from shareholders of the Fund in favor of the approval of the Fund’s investment management agreement and the re-election of Mr. Boulware as a Trustee, to be voted on at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Fund in connection with the Annual Meeting is set forth in the Definitive Proxy Statement, this Supplement and the other relevant documents filed by the Fund with the SEC. You can find information about the Fund’s Trustees, executive officers and other parties in the Definitive Proxy Statement and in subsequent reports filed with the SEC.

VERTICAL CAPITAL INCOME FUND

The undersigned, revoking previous proxies, if any, hereby appoints Stanton P. Eigenbrodt, Daniel Schriever, and Jennifer Farrell each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders (the "Meeting") of the Vertical Capital Income Fund (the "Fund") to be held at the offices of the Fund's administrator, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 on August 30, 2019 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE FUND AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS AND IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.
PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
A copy of the Notice of Shareholder Meeting, Proxy Statement and WHITE Proxy Card are available at: www.proxyvote.com and the Registered Holders can view the material at www.viewproxy.com/VCIF/2019

Please mark your votes like this ☒

The Board of Trustees recommends you vote FOR the following proposals:

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

2. To re-elect Robert Boulware as a Trustee of the Fund.

   ☐ FOR ☐ WITHHOLD

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

Your signature is required for your vote to be counted.

The undersigned acknowledges receipt of the Proxy Statement. Please sign exactly as your name(s) appear(s) hereon. If the shares are held jointly, each holder should sign this Proxy. Attorney-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

→ [ ]

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/VCIF

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.